Pioneer Announces Second Quarter 2012 Results

Quarterly revenue grows 32.9% and
non-GAAP EPS increases 54.5% versus 2Q 2011

Fort Lee, NJ – August 14, 2012 – Pioneer Power Solutions, Inc. (OTCBB: PPSI) (“Pioneer” or the “Company”), a manufacturer of specialty electrical equipment for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry, announced its results for the second quarter and six months ended June 30, 2012.

Second Quarter 2012 Highlights

•	Revenue of $21.8 million, up 32.9% from $16.4 million in Q2 2011

•	Gross margin was 21.8% of revenue, compared to 21.6% for the same period in the prior year

•	Adjusted EBITDA of $1.9 million, compared to $1.3 million in Q2 2011

•	Non-GAAP diluted EPS from continuing operations of $0.17, up from $0.11 in the comparable prior year period

Six Months Ended June 30, 2012 Highlights

•	Revenue of $42.1 million, up 31.1% from $32.1 million during the first six months of 2011

•	Gross margin of 22.2%, compared to 24.5% for the same period in the prior year

•	Adjusted EBITDA of $3.8 million, compared to $3.4 million in the first two quarters of 2011

•	Non-GAAP diluted EPS from continuing operations of $0.33, compared to $0.32 in the comparable prior year period

Nathan Mazurek, Pioneer's Chairman and Chief Executive Officer, commented, “Through a balanced combination of internal and acquisition-driven growth, Pioneer extended its record of increasing year-over-year revenue during every period since we became public in late 2009.”

Mr. Mazurek continued, “Regarding our markets, we are seeing strong activity in several of our industrial sub-sectors, including oil and gas and the mining industry. We believe this trend has helped set the stage for a very strong finish to our fiscal year ending in December. When compared to this same point last year, our order backlog is now better-weighted towards high margin production and is also approximately 47% larger.”

Andrew Minkow, Pioneer's Chief Financial Officer, added, “Our Adjusted EBITDA and non-GAAP net earnings per share grew 43.0% and 54.5%, respectively, in the second quarter of 2012 versus the same period last year. We expect to finish the year with approximately $80 to $85 million of revenue and non-GAAP earnings per share of $0.70 to $0.75, both at the high end of our guidance range.”

Results for Three Months and Six Months Ended June 30, 2012

Revenue

For the three months ended June 30, 2012, consolidated revenue increased by $5.4 million, or 32.9%, to $21.8 million, up from $16.4 million during the three months ended June 30, 2011. Approximately $1.6 million of the revenue increase reflects organic growth of businesses owned by us for more than one year. The remaining $3.8 million increase resulted from an additional six months of operations for the dry-type transformer business that we acquired in July 2011. Excluding the effect of this acquisition, revenue from our dry-type transformer products increased $1.5 million and was led by our distribution sales channel. Revenue from our liquid-filled transformer products increased by 0.5% during the three months ended June 30, 2012 (or up 4.9% on a constant currency basis) on stable demand from key utility and industrial customers.

For the six months ended June 30, 2012, consolidated revenue increased by $10.0 million, or 31.1%, to $42.1 million, up from $32.1 million during the six months ended June 30, 2011. Approximately $2.9 million of the revenue increase reflects organic growth of businesses we have owned for more than one year. The remaining $7.1 million increase in revenue resulted from an additional six months of operations for the dry-type transformer business that we acquired in July 2011. Excluding the effect of this acquisition, revenue from our dry-type transformer products increased $4.1 million, or 36.6% on a year-over-year basis, while revenue from our liquid-filled transformer products decreased 6.0% (3.3% in constant currency), during the six months ended June 30, 2012.

Gross Margins

For the three months ended June 30, 2012, our gross margin percentage increased to 21.8% of revenues, compared to 21.6% during the three months ended June 30, 2011. The 0.2% increase in gross margin was attributable to product mix, driven in particular by higher margins on our liquid-filled transformer products. Offsetting this increase was the continuing shift in our sales mix towards lower-margin, dry-type transformers sold primarily through our distribution channel. Additionally, organic and acquisition growth of this product line has increased it to approximately 52% of our total revenue during the three months ended June 30, 2012, as compared to only 37% during the same period of 2011.

For the six months ended June 30, 2012, our gross margin percentage decreased to 22.2% of revenues, compared to 24.5% during the six months ended June 30, 2011. The 2.3% decrease in gross margin was due to growth in dry-type transformer sales, which represented 53% of our consolidated revenue during the six months ended June 30, 2012, as compared to only 35% during the same period of 2011. Our gross margin percentage for liquid-filled products remained stable during the first six months of 2012, as compared to 2011, while our average gross margin on dry-type products declined by 3.1%. The decline in dry-type margins in 2012 resulted from significantly higher sales of less profitable designs, principally catalogue-type products sold through our distribution network to commercial construction customers.

Earnings from Continuing Operations and Earnings Per Diluted Share

Earnings from continuing operations were $0.9 million and $1.7 million during the three and six month periods ended June 30, 2012, respectively, as compared to $0.4 million and $1.6 million during the three and six month periods ended June 30, 2011. During 2012 as compared to 2011, earnings from continuing operations benefitted from a higher consolidated operating margin on increased sales, for the reasons described above, partially offset by increased interest expense and the effect of a higher effective income tax rate. Earnings from continuing operations per basic and diluted share were $0.15 and $0.29 for the three month and six month periods ended June 30, 2012, respectively, as compared to $0.07 and $0.27 for the three and six month periods ended June 30, 2011.

Earnings on a non-GAAP basis, which we define as net earnings from continuing operations before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs, and other unusual gains or charges, were $1.0 million and $1.9 million during the three and six month periods ended June 30, 2012, respectively, as compared to $0.6 million and $1.9 million in the comparable prior year periods. Non-GAAP earnings per diluted share were $0.17 and $0.33 for the three and six month periods ended June 30, 2012, respectively, as compared to $0.11 and $0.32 per diluted share during the same periods of 2011. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a manufacturer of specialty electrical equipment and provides through its three operating subsidiaries, Pioneer Transformers Ltd., Jefferson Electric, Inc. and Bemag Transformer Inc., a broad range of custom-engineered and general purpose electrical transformers for applications in the utility, industrial and commercial segments of the electrical transmission and distribution industry. The Company is headquartered in Fort Lee, New Jersey and operates from six additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

For more information regarding Pioneer's financial performance during the second quarter ended June 30, 2012, please refer to the Form 10-Q filed with the Securities and Exchange Commission on August 14, 2012.

Forward-looking Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the Company's ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company's dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company's results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company's Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's revenues, (vii) the Company's ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (x) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (xi) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company's markets and the Company's ability to access capital markets, (xiii) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company's profitability, (xiv) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours and (xv) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed with the SEC on March 30, 2012. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

PIONEER POWER SOLUTIONS, INC.
Consolidated Statements of Earnings
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2012		Six Months Ended June 30, 2012
	2012	2011	2012	2011

Revenues	$21,820	$16,412	$42,137	$32,138
Cost of goods sold	17,056	12,860	32,783	24,265
Gross profit	4,764	3,552	9,354	7,873
Operating expenses
Selling, general and administrative	3,310	2,507	6,551	5,095
Foreign exchange (gain) loss	(14)	5	(86)	(12)
Total operating expenses	3,296	2,512	6,465	5,083
Operating income	1,468	1,040	2,889	2,790
Interest and bank charges	249	99	443	221
Other expense (income)	1	441	30	441
Earnings from continuing operations before	1,218	500	2,416	2,128
Provision for income taxes	358	65	697	528
Earnings from continuing operations	860	435	1,719	1,600
Loss from discontinued operations, net of income taxes	(78)	(210)	(161)	(412)
Net earnings (loss)	$782	$225	$1,558	$1,188

Earnings from continuing operations per share
Basic	$0.15	$0.07	$0.29	$0.27
Diluted	$0.15	$0.07	$0.29	$0.27

Earnings per common share
Basic	$0.13	$0.04	$0.26	$0.20
Diluted	$0.13	$0.04	$0.26	$0.20

Weighted average common shares outstanding
Basic	5,907	5,907	5,907	5,907
Diluted	5,908	5,985	5,907	5,969

PIONEER POWER SOLUTIONS, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2012	2011
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$150	$1,398
Accounts receivable	10,305	8,172
Inventories	15,235	13,711
Income taxes receivable	171	517
Deferred income taxes	600	753
Prepaid expenses and other current assets	701	421
Current assets of discontinued operations	240	457
Total current assets	27,402	25,429
Property, plant and equipment	10,798	9,983
Noncurrent deferred income taxes	1,096	679
Notes receivable	600	300
Intangible assets	5,441	5,585
Goodwill	6,861	6,862
Total assets	$52,198	$48,838

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank overdrafts	$1,049	$-
Accounts payable and accrued liabilities	11,974	11,316
Current maturities of long-term debt and capital lease obligations	9,010	8,870
Income taxes payable	318	445
Current liabilities of discontinued operations	333	554
Total current liabilities	22,684	21,185
Long-term debt and capital lease obligations, net of current maturities	9,342	9,015
Pension deficit	581	569
Noncurrent deferred income taxes	3,244	3,301
Total liabilities	35,851	34,070

Shareholders' Equity
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.001; 30,000,000 shares authorized; 5,907,255
shares issued and outstanding	6	6
Additional paid-in capital	7,928	7,795
Accumulated other comprehensive income (loss)	(935)	(823)
Retained earnings	9,348	7,790
Total shareholders' equity	16,347	14,768
Total liabilities and shareholders' equity	$52,198	$48,838

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)

	Three Months Ended June 30, 2012		Six Months Ended June 30, 2012
	2012	2011	2012	2011
Reconciliation to Non-GAAP Net Earnings and Diluted EPS:
Earnings per share from continuing operations (GAAP Measure)	$0.15	$0.07	$0.29	$0.27
Earnings from continuing operations (GAAP Measure)	$860	$436	$1,719	$1,600
Amortization of acquisition intangibles	71	54	143	108
Stock-based compensation expense	69	64	133	126
Non-recurring acquisition and reorganization costs	3	24	32	24
(Gain) loss on sale of assets	(2)	-	(2)	-
Withdrawn equity offering costs	-	416	-	416
Tax recoveries from prior year assessments, net	-	(130)	-	(130)
Tax effects	(24)	(216)	(85)	(261)
Non-GAAP net earnings	$977	$649	$1,940	$1,883
Non-GAAP net earnings per diluted share	$0.17	$0.11	$0.33	$0.32
Weighted average diluted shares outstanding	5,908	5,985	5,907	5,969

Reconciliation to Adjusted EBITDA:
Earnings from continuing operations (GAAP Measure)	$860	$436	$1,719	$1,600
Interest and bank charges	249	99	443	221
Provision for income taxes	358	65	697	528
Depreciation and amortization	361	222	730	442
Non-recurring acquisition and reorganization costs	3	24	32	24
(Gain) loss on sale of assets	(2)	-	(2)	-
Withdrawn equity offering costs	-	416	-	416
EBITDA	1,829	1,262	3,618	3,232
Adjustments to EBITDA:
Stock-based compensation expense	69	64	133	126
Stock and warrant issuance expense for services	-	-	-	-
Adjusted EBITDA (Non-GAAP Measure)	$1,898	$1,327	$3,751	$3,358

Note: Pioneer has presented non-GAAP measures such as non-GAAP net earnings and Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered as an alternative to GAAP measures as an indicator of the Company's operating performance.

Non-GAAP net earnings is defined by the Company as net earnings before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs and reorganization expense, impairments, other unusual gains or charges and any tax effects related to these items. The Company defines adjusted EBITDA as net earnings before interest, income tax expense, depreciation and amortization, non-cash compensation and non-recurring acquisition costs and reorganization expenses and other non-recurring or non-cash items.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.

Amounts may not foot due to rounding.

Contact:

Howard Gostfrand
American Capital Ventures
305.918.7000
info@amcapventures.com